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                                                                  Exhibit (5)(a)

[LOGO] American General     The United States Life Insurance Company in the City
       Life Companies       of New York
                            Annuity Administration
                            405 King Street, 4th Floor
                            Wilmington, Delaware 19801
                            A capital stock company
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                      MASTER APPLICATION FOR GROUP ANNUITY

Application is hereby made to The United States Life Insurance Company in the City of New York.


By _______

For coverage under Group Annuity Policy Number RGA-

The Policyholder hereby approves and accepts the terms of said policy which shall be effective as of the date of issue specified therein.

It is agreed that this Application supersedes any prior Application for such policy.

Signed on _________________ ___, _____
          Month             Day  Year

POLICYHOLDER                             The United States Life Insurance
                                         Company in the City of New York

By:                                      By:


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Signature                                Signature


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Name                                     Name


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Title                                    Title

46648RG (7/03) APP